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                                                                     EXHIBIT 5.1
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
                                      ROPES & GRAY
                                ONE INTERNATIONAL PLACE                ONE FRANKLIN SQUARE
                            BOSTON, MASSACHUSETTS 02110-2624           1301 K STREET, N.W.
30 KENNEDY PLAZA                    (617) 951-7000                          SUITE 800 EAST
PROVIDENCE, RI 02903-2328         FAX: (617) 951-7050          WASHINGTON, D.C. 20005-3333
(401) 455-4400                                                              (202) 626-3900
FAX: (401) 455-4401                                                    FAX: (202) 626-3961

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                                             October 26, 1998




Precision Optics Corporation, Inc.
22 East Broadway
Gardner, MA 01440

         Re:   Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

         This opinion is being furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 1,086,900 shares (the "Shares") of Common Stock, $.01 par value, of Precision Optics Corporation, Inc., a Massachusetts corporation (the "Company").

         We have acted as counsel for the Company in connection with the preparation of the Registration Statement, the issuance and sale of certain of the Shares and the issuance of warrants (the "Warrants") exercisable for the balance of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

         We express no opinion as to the applicability of, compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts.

         Based on the foregoing, we are of the opinion that the Shares that have been issued and sold as of the date of this letter are duly authorized, validly issued, fully paid and nonassessable, and that the Shares that are issuable upon exercise of the Warrants have been duly authorized and, if and when any such Shares are issued and the Company has received the exercise price therefor in accordance with the terms of the applicable Warrant, such Shares will be validly issued, fully paid and nonassessable.


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ROPES & GRAY

Precision Optics Corporation, Inc.    -2-                       October 26, 1998

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters".

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                    Very truly yours,

                                    /s/ Ropes & Gray

                                    Ropes & Gray